SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 9, 2004

Logan County Bancshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 2-95114	55-0660015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Washington Avenue

Logan, West Virginia  25601

(Address of Principal Executive Offices)

(304) 752-1166

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5.    Other Events

Recently, Logan County Bancshares, Inc. (the “Company”) working with its outside auditors and specially retained securities counsel learned that it was subject to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

The Company has filed periodic reports (10-K’s and 10-Q’s) with the Securities Exchange Commission (“SEC”) since 1984.  The Company believed that it was not subject to Sarbanes-Oxley because it had fewer than 500 shareholders, which is the threshold number of shareholders necessary for registration to be required under Section 12 of the Securities and Exchange Act of 1934 (the “Exchange Act”).  Moreover, the Company is a small, community bank holding company, the stock of which is thinly-traded and not listed on any exchange.  The Board and management of the Company believed that the Company was not “publicly held” and that it was filing periodic reports with the SEC on a voluntary basis.  The Company, with the assistance of special securities counsel, has recently determined it is registered with the Securities Exchange Commission under the Securities Act of 1933 and is therefore an “issuer” as that term is defined under Sarbanes-Oxley.  The Company meets this definition only because in 1984 it filed a registration statement in connection with the simultaneous formation of a bank holding company and the acquisition of the Bank of Chapmanville, Chapmanville, West Virginia.

As a result, the Company will amend its filings on Form 10-K for the years ending December 31, 2002, and December 31, 2003.  It will also amend its filings on Form 10-Q for the quarters ending September 30, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004.  The Company’s independent auditor, McNeal, Williamson  & Co., and the Company do not believe there will be material changes to its audited financial statements at this time.  The Company also does not anticipate material changes to its its unaudited financial statements at this time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN COUNTY BANCSHARES, INC.

Date: July 23, 2004	By:	/s/ Eddie Canterbury

Eddie Canterbury

Executive Vice President and

Chief Executive Officer